IPO

                                            TRANSACTIONS EFFECTED PURSUANT TO RULE 10F3.


Series                 R.J.   FORM     YRS. IN                                 DATE OF     DATE OFFERING  PURCHASE
#      FUND         INVOLVED? REC'D?  BUSINESS:    SECURITY"                   PURCHASE:   COMMENCED:     PRICE     COMMISSION:
       HCAT    IPO  Yes       Yes    3+ yrs     Metro PCS Communications, Inc. 19-Apr-07   19-Jan-07      23


Series                    SECURITIES                AMOUNT            TOTAL
           FUND         ACQUIRED FROM:             PURCHASED:       OFFERING:
                        Bear Stearns               886,926                   0